Exhibit 28(i)

Arthur Don

Tel 312.456.8438

Fax 312.456.8435

dona@gtlaw.com

ALBANY
AMSTERDAM
ATLANTA
AUSTIN
BERLIN**
BOSTON
BRUSSELS**
CHICAGO
DALLAS
DELAWARE
DENVER
FORT LAUDERDALE
HOUSTON
LAS VEGAS
LONDON*
LOS ANGELES
MIAMI
MILAN**
NEW JERSEY
NEW YORK
ORANGE COUNTY
ORLANDO
PALM BEACH COUNTY
PHILADELPHIA
PHOENIX
ROME**
SACRAMENTO
SAN FRANCISCO
SHANGHAI
SILICON VALLEY
TALLAHASSEE
TAMPA
TOKYO**
TYSONS CORNER
WASHINGTON, D.C.
WHITE PLAINS
ZURICH**

*OPERATES AS GREENBERG TRAURIG MAHER LLP
**STRATEGIC ALLIANCE

July 21, 2010

IronBridge Funds, Inc.

One Parkview Plaza

Suite 600

Oakbrook Terrace, Illinois 60181

Re:                               Status of the Shares registered pursuant to the Registration Statement

(each as defined below)

Dear Ladies and Gentlemen:

We have acted as counsel to IronBridge Funds, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), of an indefinite number of shares of beneficial interest (the “Shares”) of the series of the Company designated the IronBridge Frontegra Small Cap Fund (the “Small Cap Fund”), the IronBridge Frontegra SMID Fund (the “SMID Fund”), the IronBridge Frontegra Global Fund (the “Global Fund”) and the IronBridge Large Cap Fund (the “Large Cap Fund” and, together with the Small Cap Fund, SMID Fund and the Global Fund, the “Funds”) by filing with the U.S. Securities and Exchange Commission (the “SEC”) the Company’s registration statement on Form N-1A, Registration No. 333-165633 under the 1933 Act.  We have also acted as counsel for the Company in connection with the registration under the Investment Company Act of 1940, as amended (the “1940 Act”), of the Shares by filing with the SEC the Company’s registration statement on Form N-1A, Registration No. 811-22397 under the 1940 Act (collectively, such registration statements being the “Registration Statement”).

IN this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates of officers of the Company and of public officials, and other papers as we have deemed it necessary to examine for the purpose of this opinion, including the Articles of Incorporation and Bylaws of the Company, as the same may have been amended (the “Governing Documents”), actions of the Board of Directors of the Company authorizing the issuance of shares of the Funds and the Registration Statement.

Among other things, assuming that it is declared effective by the SEC, the Registration Statement will be deemed to register the Shares pursuant to Rule 24f-2 under the 1940 Act.  You have advised us that the Company will, from year to year, timely file a

GREENBERG TRAURIG, LLP •  ATTORNEYS AT LAW •  WWW.GTLAW.COM
77 West Wacker Drive, Suite 3100  •  Chicago, Illinois •  Tel 312.456.8400  •  Fax 312.456.8435

notice pursuant to Rule 24f-2 perfecting the registration of the Shares sold by the Company during each fiscal year during which such registration of an indefinite number of Shares remains in effect.  You have also informed us that the Shares will be sold in accordance with Section 5(b) of the 1933 Act.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Company.  We express no opinion with respect to any other laws, and we note that we do not undertake to advise you of any changes in law or circumstances that may come to our attention in the future.

Based upon and subject to the foregoing, we are of the opinion that:

1.             The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Company; and

2.             When issued and delivered in accordance with the Governing Documents and the actions of the Board of Directors authorizing the issuance of the Shares, and upon the receipt by the Company of the authorized consideration therefor, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

This opinion is rendered solely in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the SEC in connection with and as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement.  In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Best regards,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP